Exhibit 4.1

INVESTOR SUBSCRIPTION AGREEMENT FOR

CTI INDUSTRIES CORPORATION

Please print or type. Use ink only. (All Parties Must Sign)

The undersigned Investor hereby subscribes for the purchase of Common Shares of CTI Industries Corporation as set forth herein and certifies that he (i) has received and relied solely upon the the Prospectus, the documents incorporated by reference in the Prospectus and their respective exhibits and schedules, and (ii) agrees to all the terms and conditions of this Subscription Agreement.

Dollar Amount of Common Shares Subscribed for: $______________________	Date: ________________

Name of Investor	If other than individual check one and indicate
capacity of signatory

☐ Trust ☐ Estate ☐ Uniforms Gifts to Minors Act
(Print)	☐ Corporation ☐ Attorney-in-fact
☐ Other: ______________

Signature of Investor
If Joint Ownership, check one:
☐ Tenants in Common ☐ Tenants by the Entirety
Name of Joint Investor (if any) (Print)	☐ Joint Tenants with Rights of Survivorship
☐ Community Property

Signature of Joint Investor

Social Security or Taxpayer Identification Number

Backup Withholding Statement:
Investor Address:		☐ Please check this box only if the investor is
subject to backup withholding
☐ Please check this box only if investor is a
Street Address		nonresident alien, Foreign partnership, foreign
trust, Corporation or foreign estate
City/State	Zip Code

Telephone (_____________________)	Country ____________________Email: _______________________

Passport # _________________________	ID # _______________________________
ID Type

Address for Delivery of Common Shares (if different from above):

Street Address	City/State	Zip Code

THIS SUBSCRIPTION FOR COMMON SHARES OF CTI INDUSTRIES CORPORATION BY THE ABOVE NAMED INVESTOR(S) IS ACCEPTED THIS _____ DAY OF _______________, 2014.

CTI INDUSTRIES CORPORATION

By:
Stephen M. Merrick, President